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                                                                   EXHIBIT 10.48

                                 AMENDMENT NO. 1
                                       TO
                        AMERICAN PHYSICIAN PARTNERS, INC.
                             1996 STOCK OPTION PLAN


         1. Section VI. A. of Article One of the American Physician Partners, Inc. 1996 Stock Option Plan is hereby amended to read in its entirety as follows:

         "VI. STOCK SUBJECT TO THE PLAN

                  A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 4,000,000 shares, subject to adjustment from time to time in accordance with the provisions of Section VI."

         2. No other term or provision of the American Physician Partners, Inc. 1996 Stock Option Plan shall be affected by this Amendment.

         This Amendment was approved by the American Physician Partners, Inc. Board of Directors to be effective on May 5, 1999. The Stockholders of American Physician Partners, Inc. approved this Amendment on May 5, 1999.